Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT to the Employment Agreement dated August 17, 2005 (the “Agreement”) between Champps Entertainment, Inc. (the “Company”) and David Womack (the “Executive”) is made and entered into effective as of January 1, 2007.

RECITALS

The Company and Executive have entered into the Agreement pursuant to which Executive is employed by the Company as its Chief Financial Officer as more particularly described in the Agreement.

Company and Executive desire to amend the Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the covenants and agreements set forth below and other good and valuable consideration, the parties agree as follows:

1. Section 1 of the Agreement be amended by adding the words “Executive Vice President” after the words “Chief Financial Officer” appearing in the first sentence.

2. Section 2(a) of the Agreement be amended by deleting the annual rate of “$200,000” and replacing it with “$250,000”.

3. Section 8(f) be amended by deleting the word “four” and replacing it with “twelve” in each place where it appears in lines 10 and 11 of said section.

4. Except as expressly modified by this Amendment, the Agreement remains unmodified and in full force and effect.

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IN WITNESS WHEREOF, the parties have duly executed, sealed and delivered this Amendment effective as of the 1st day of January 2007.

COMPANY:
CHAMPPS ENTERTAINMENT, INC.

By:	/s/ Michael P. O’Donnell
Title:	President and Chief Executive Officer

EXECUTIVE:
David Womack

By:	/s/ David Womack